UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2005

COUNTRYWIDE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8422 (Commission File Number)	13-2641992 (IRS Employer Identification No.)

4500 Park Granada, Calabasas, California 91302
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 225-3000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

     On February 22, 2005, Countrywide Financial Corporation (the “Company”) issued a press release announcing that it had revised the timing for recognition of gains from certain securitizations and describing the impact of this timing change on prior period results. A copy of this press release is attached as Exhibit 99.1.

     The information furnished pursuant to this Item of this Current Report on Form 8-K (including the exhibits hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly states in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

     On February 18, 2005, the Company concluded that its interim unaudited financial statements for the periods ended March 31, 2004, June 30, 2004 and September 30, 2004 should no longer be relied upon as a result of the Company’s decision to revise the timing for the recognition of gain on sale for certain securitizations originally recognized during 2004. The Company has determined that no restatements will be necessary for 2003 or any prior periods.

     Throughout 2004, Countrywide created certain mortgage-backed securities which were underwritten by the Company’s affiliate, Countrywide Securities Corporation (“CSC”). These securities contained embedded derivatives designed to protect rated security holders from extreme changes in short-term interest rates and/or to enhance the credit rating of the securities. At the end of each quarter in 2004, a small amount of these securities had not yet been sold by CSC. The securities held at each quarter end during the year ranged from 0.1 percent to 2.2 percent of the principal balance of the related loans securitized. In all cases, the remaining securities were sold shortly after quarter end. The Company believed that recording these transactions as sales fully complied with all applicable accounting principles. On February 18, 2005, Countrywide’s independent auditor, KPMG LLP, informed the Company that all securities that contained embedded derivatives needed to have been completely sold before any portion of the sale could be recognized. In light of this information, the Company revised its recognition of gain on sale accordingly. This revision is based on an interpretation of Statement of Financial Accounting Standards No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” which provides standards for gain on sale accounting. This revision will result in the reporting of a material weakness in internal controls over financial reporting in the Company's Form 10-K for the period ended December 31, 2004. The Company has modified its securities distribution practices so that it will not retain any securities that contain embedded derivatives at each quarter end. In addition, at each future period end, the Company will review its inventory of securities to confirm that no such securities remain in inventory. The cost of this remediation is insignificant.

     The Audit and Ethics Committee of the Company’s Board of Directors as well as Company officers have discussed these matters with KPMG LLP, the Company’s independent auditor.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

          99.1     Press Release issued by Countrywide Financial Corporation on February 22, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2005	COUNTRYWIDE FINANCIAL CORPORATION

	By:	/s/Keith McLaughlin

	Name:	Keith McLaughlin
	Title:	Executive Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.

99.1	Press Release issued by Countrywide Financial Corporation on February 22, 2005.